PROSPECTUS SUPPLEMENT NO. 9 (TO PROSPECTUS DATED APRIL 25, 2014)	Filed pursuant to Rule 424(b)(3) under the Securities Act of 1933 Registration Statement No. 333-195251

Immune Pharmaceuticals Inc.

7,293,242 Shares of Common Stock

This prospectus supplement No. 9 supplements and amends the prospectus dated April 25, 2014, as supplemented and amended by prospectus supplement No.1, dated May 20, 2014, prospectus supplement No. 2, dated June 6, 2014, prospectus supplement No. 3, dated June 23, 2014, prospectus supplement No. 4, dated July 10, 2014, prospectus supplement No. 5, dated August 14, 2014, prospectus supplement No. 6, dated August 14, 2014, prospectus supplement No. 7, dated September 8, 2014 and prospectus supplement No. 8, dated November 17, 2014 (collectively, the “Prospectus”), relating to the resale or other disposition by the selling security holders identified in the Prospectus of up to 7,293,242 shares of our common stock, consisting of (a) 3,400,315 shares of common stock issuable upon conversion of shares of the registrant’s Series C 8% Convertible Preferred Stock issued in a private placement that closed on March 14, 2014, (b) 272,025 shares of common stock that may be issuable as payment for dividends on the Series C 8% Convertible Preferred Stock, payable through March 14, 2015, (c) 1,810,451 shares of common stock issuable upon exercise of warrants at exercise price of $3.00 per share, subject to adjustment as provided in the warrants, which warrants were originally issued in the private placement and subsequently amended and restated, and (d) 1,810,451 shares of common stock issuable upon exercise of warrants at an adjusted exercise price of $3.50 per share, subject to adjustment as provided in the warrants, which warrants were originally issued in the private placement and subsequently amended and restated.

In accordance with the terms of the private placement, on May 2, 2014, the conversion price of the Series C 8% Convertible Preferred Stock was reduced from $3.40 to $2.71 and the exercise price of the warrants was reduced from $4.25 to $3.39 and from $5.10 to $4.07, as applicable. Consequently, as of May 2, 2014, an additional 775,395 shares of common stock may be issuable upon the conversion of the Series C 8% Convertible Preferred Stock and an additional 62,032 shares may be issuable as payment for dividends thereon, payable through March 14, 2015. In accordance with the restated warrants issued on August 13, 2014, the as adjusted exercise price of the warrants was reduced from $3.39 to $3.00 and from $4.07 to $3.50, as applicable. As a result of the anti-dilution adjustments in the restated warrants, we have outstanding restated warrants to purchase an aggregate of 2,449,380 shares of common stock at an exercise price of $3.50 per share and restated warrants to purchase an aggregate of 2,381,342 shares of common stock at an exercise price of $3.00 per share. In addition, due to a registration statement that was declared effective on October 28, 2014, the conversion price of the Series C 8% Convertible Preferred Stock was further reduced from $2.71 to $2.43. Consequently, as of November 5, 2014, an additional 126,564 shares of common stock may be issuable upon the conversion of the Series C 8% Convertible Preferred Stock and an additional 10,125 shares may be issuable as payment for dividends thereon (the dividend amount represents the annual 8% accrual for the additional common stock shares to be issued due to ratchet triggering event).

This prospectus supplement should be read in conjunction with the Prospectus, which is to be delivered with this prospectus supplement. This prospectus supplement is not complete without, and may not be delivered or utilized except in connection with, the Prospectus, including any amendments or supplements to it.

Our common stock is listed on The NASDAQ Capital Market and the NASDAQ OMX, First North Premier, Stockholm, under the symbol “IMNP”. On November 20, 2014, the last reported sale price of our common stock as reported on The NASDAQ Capital Market $2.57 per share.

We will not receive any proceeds from the sale or other disposition of common stock by the selling security holders. We may, however, receive proceeds from any warrants exercised in cash by selling security holders, however, we cannot predict the timing or the amount of the exercise of such warrants, if at all.

On November 20, 2014, we filed a Current Report on Form 8-K with the Securities and Exchange Commission. This prospectus supplement incorporates into our Prospectus the information contained in our attached Current Report on Form 8-K.

Investing in our common stock involves risks. See “Risk Factors” beginning on page 7 of the Prospectus, as may be updated from time to time by our quarterly and annual reports filed with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus supplement or the prospectus to which it relates are truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is November 20, 2014.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2014

IMMUNE PHARMACEUTICALS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-51290	52-1841431
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Cambridge Innovation Center

One Broadway, 14th Floor

Cambridge, MA 02142

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (914) 606-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 20, 2014, Immune Pharmaceuticals Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with National Securities Corporation, as representative of the several underwriters named in Schedule VI to the Underwriting Agreement (the “Underwriters”), relating to an underwritten public offering of 3,450,000 units, with each unit consisting of (i) one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and (ii) a warrant to purchase 0.25 of a share of Common Stock, at a public offering price of $2.50 per unit, less underwriting discounts and commissions (the “Offering”). Under the terms of the Underwriting Agreement, the Company has granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 517,500 units to cover over-allotments, if any. The Offering is expected to close on or about November 25, 2014, subject to the satisfaction of customary closing conditions.

The warrants to be issued in the offering will be exercisable for a period of three years following the issuance, at an exercise price of $3.75 per a whole share. The warrants will not be listed on The NASDAQ Capital Market or any other exchange and no trading market for the warrants is expected to develop. The shares of Common Stock and warrants will be mandatorily separable immediately upon issuance.

The net proceeds to the Company are expected to be approximately $7,585,000 million assuming no exercise of the over-allotment option or the warrants and after deducting underwriting commissions and discounts and estimated expenses payable by the Company associated with the offering.

The Offering is being made pursuant to a prospectus supplement dated November 20, 2014 and an accompanying prospectus dated October 28, 2014 describing the terms of the Offering, pursuant to the Company’s “shelf” registration statement on Form S-3 (File No. 333-198647), which was originally filed with the Securities and Exchange Commission (the “Commission”) on September 8, 2014 and declared effective by the Commission on October 28, 2014.

Copies of the Underwriting Agreement and the Form of Warrant are attached hereto as Exhibits 1.1 and 4.1, respectively, and are incorporated herein by reference. The foregoing summary description of the Offering and the documentation related thereto, including without limitation, the Underwriting Agreement and the warrants, does not purport to be complete and is qualified in its entirety by reference to such Exhibits.

The Underwriting Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Underwriting Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Underwriting Agreement, and this subsequent information may or may not be fully reflected in the Company’s public disclosures.

A copy of the opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. relating to the legality of the issuance and sale of the securities in the Offering is attached as Exhibit 5.1 hereto.

Item 8.01	Other Events.

On November 20, 2014, the Company issued a press release announcing that it had priced the Offering described in Item 1.01 of this Current Report on Form 8-K. The Company’s press release is filed as Exhibit 99.1 to this Report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement, dated November 20, 2014, by and between Immune Pharmaceuticals Inc. and National Securities Corporation, as representative of the several underwriters named in Schedule VI thereto.
4.1	Form of Warrant
5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in the opinion filed as Exhibit 5.1).
99.1	Press Release, dated November 20, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNE PHARMACEUTICALS INC.

Dated: November 20, 2014	By:	/s/ Daniel G. Teper
		Name:	Daniel G. Teper
		Title:	Chief Executive Officer

Exhibit 1.1

Immune Pharmaceuticals inc.

3,450,000 Units

Each Unit Consisting of

One Share of Common Stock and

One Warrant to Purchase 0.25 of a Share of Common Stock

UNDERWRITING AGREEMENT

November 20, 2014

National Securities Corporation

As representative of the several Underwriters

Named in Schedule VI hereto

410 Park Avenue

14th Floor

New York, NY 10022

Ladies and Gentlemen:

Immune Pharmaceuticals Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the underwriters named in Schedule VI hereto (the “Underwriters”), for whom National Securities Corporation is acting as representative (the “Representative”), (i) an aggregate of 3,450,000 authorized but unissued shares (the “Firm Shares”) of common stock, par value $0.0001 per share (the “Common Stock”), of the Company and (ii) warrants (the “Firm Warrants”) to purchase an aggregate of 862,500 authorized but unissued shares of Common Stock of the Company (the “Firm Warrant Shares”). In addition, the Company proposes to grant to the Underwriters the option to purchase from the Company, up to (i) an additional 517,500 shares of Common Stock of the Company (the “Additional Shares”) and (ii) warrants (the “Additional Warrants”) to purchase up to 129,375 shares of Common Stock of the Company (the “Additional Warrant Shares”). The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares”; the Firm Warrants and Additional Warrants are collectively referred to as the “Warrants”; and the Firm Warrant Shares and Additional Warrant Shares are collectively referred to as the “Warrant Shares.” The Units (as defined below), the Shares, the Warrants and the Warrant Shares are collectively referred to as the “Securities.” The offering, issuance and sale of the Securities to the Underwriters is herein referred to as the “Offering.”

The Firm Shares and the Firm Warrants shall be sold together as units (the “Firm Units”), each Firm Unit consisting of one Firm Share and one Firm Warrant to purchase 0.25 of a share of Common Stock. The Additional Shares and the Additional Warrants shall be sold together as units (the “Additional Units” and together with the Firm Units, the “Units”), each Additional Unit consisting of one Additional Share and one Additional Warrant to purchase 0.25 of a share of Common Stock. The Shares and the Warrants shall be immediately separable and transferable upon issuance. The Warrants will be issued pursuant to the terms of a Form of Warrant (the “Form of Warrant”) in substantially the form attached hereto as Exhibit A.

The Company and the Underwriters hereby confirm their agreement with respect to the purchase and sale of the Securities as follows:

1.          REGISTRATION STATEMENT AND PROSPECTUS. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-198647) under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Commission thereunder, and such amendments to such registration statement as may have been required to the date of this Agreement. Such registration statement has been declared effective by the Commission. Such registration statement, at any given time, including amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act at such time and the documents and information otherwise deemed to be a part thereof or included therein by Rule 430B under the Securities Act or otherwise pursuant to the Rules and Regulations at such time, is herein called the “Registration Statement.” The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.”

The Company proposes to file with the Commission pursuant to Rule 424 under the Securities Act a final prospectus supplement relating to the Securities to a form of prospectus included in the Registration Statement relating to the Securities in the form heretofore delivered to the Underwriters. Such prospectus in the form in which it appears in the Registration Statement is hereinafter called the “Base Prospectus.” Such supplemental form of prospectus, in the form in which it shall be filed with the Commission pursuant to Rule 424(b) (including the Base Prospectus as so supplemented) is hereinafter called the “Prospectus.” Any preliminary form of Prospectus which is filed or used prior to filing of the Prospectus is hereinafter called a “Preliminary Prospectus.” Any reference herein to the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act as of the date of such prospectus.

For purposes of this Agreement, all references to the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). All references in this Agreement to amendments or supplements to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to mean and include the subsequent filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which is deemed to be incorporated by reference therein or otherwise deemed by the Rules and Regulations to be a part thereof.

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2.          REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

(a)          The Company represents and warrants to, and agrees with, the Underwriters as follows:

(i)          No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission and each Preliminary Prospectus, at the time of filing or the time of first use within the meaning of the Rules and Regulations, complied in all material respects with the requirements of the Securities Act and the Rules and Regulations and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements in or omissions from any Preliminary Prospectus in reliance upon, and in conformity with, written information furnished to the Company by the Representative specifically for use in the preparation thereof.

(ii)         The Company has complied, to the Commission’s satisfaction, with all requests of the Commission for additional or supplemental information. The Registration Statement has become and remains effective as provided in Section 12 of the Exchange Act. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission.

(iii)        Each part of the Registration Statement and any post-effective amendment thereto, at the time such part became effective (including each deemed effective date with respect to the Underwriters pursuant to Rule 430B under the Securities Act), at all other subsequent times until the expiration of the Prospectus Delivery Period (as defined below), and at the Closing Date (as hereinafter defined), and the Prospectus (or any amendment or supplement to the Prospectus), at the time of filing or the time of first use within the meaning of the Rules and Regulations, at all subsequent times until expiration of the Prospectus Delivery Period, and at the Closing Date complied and will comply in all material respects with the applicable requirements and provisions of the Securities Act, the Rules and Regulations and the Exchange Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date, or the time of first use within the meaning of the Rules and Regulations, at all subsequent times until the expiration of the Prospectus Delivery Period, and at the Closing Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the rules and regulations of the Commission applicable thereto. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with written information relating to the Underwriters furnished to the Company by the Representative, specifically for use in the preparation thereof.

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(iv)        Neither (A) the Issuer General Free Writing Prospectus(es) issued at or prior to the Time of Sale, the Statutory Prospectus and the information set forth in Schedule I to this Agreement, all considered together (collectively, the “Time of Sale Disclosure Package”), nor (B) any individual Issuer Limited-Use Free Writing Prospectus, when considered together with the Time of Sale Disclosure Package, includes or included as of the Time of Sale any untrue statement of a material fact or omits or omitted as of the Time of Sale to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus included in the Registration Statement or any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Representative specifically for use therein. As used in this paragraph and elsewhere in this Agreement:

(1)         “Time of Sale” means 8:30 a.m. (Eastern time) on the date of this Agreement.

(2)         “Statutory Prospectus” as of any time means the Preliminary Prospectus that is included in the Registration Statement immediately prior to that time. For purposes of this definition, information contained in a form of prospectus that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B under the Securities Act shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) under the Securities Act.

(3)         “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Securities that (A) is required to be filed with the Commission by the Company, or (B) is exempt from filing pursuant to Rule 433(d)(5)(i) under the Securities Act because it contains a description of the Securities or of the Offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.

(4)         “Issuer General Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule II to this Agreement.

(5)         “Issuer Limited-Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Free Writing Prospectus.

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(v)         (1)         Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the Prospectus Delivery Period or until any earlier date that the Company notified or notifies the Underwriters as described in Section 4(a)(iii)(B), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any Statutory Prospectus or the Prospectus. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Underwriters specifically for use therein.

(A)         At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities and (2) at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act, including the Company or any subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 (without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer), nor an “excluded issuer” as defined in Rule 164 under the Securities Act.

(B)         Each Issuer Free Writing Prospectus satisfied, as of its issue date and at all subsequent times through the Prospectus Delivery Period, all other conditions to use thereof as set forth in Rules 164 and 433 under the Securities Act.

(vi)        The financial statements of the Company, together with the related notes, included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus comply in all material respects with the requirements of the Securities Act and the Exchange Act and fairly present in all material respects the consolidated financial condition of the Company and its subsidiaries as of the dates indicated and the consolidated results of operations and changes in cash flows for the periods therein specified in conformity with generally accepted accounting principles in the United States of America consistently applied throughout the periods involved; and the supporting schedules included in the Registration Statement present fairly in all material respects the information required to be stated therein. No other financial statements or schedules are required to be included in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus. There is no pro forma or as adjusted financial information which is required to be included in the Registration Statement, the Time of Sale Disclosure Package, or the Prospectus or a document incorporated by reference therein in accordance with the Securities Act and the Rules and Regulations which has not been included or incorporated as so required. To the Company’s knowledge, EisnerAmper LLP, which has expressed its opinion with respect to the audited financial statements and schedules filed as a part of the Registration Statement and included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, is an independent public accounting firm within the meaning of the Securities Act and the Rules and Regulations and such accountant is not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”).

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(vii)       Each of the Company and its subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. Each of the Company and its subsidiaries has the corporate power and authority to own its properties and conduct its business as currently being carried on and as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary and in which the failure to so qualify would have a material adverse effect upon the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole, or in its ability to perform its obligations under this Agreement or the Warrants (“Material Adverse Effect”).

(viii)      Except as contemplated in the Time of Sale Disclosure Package and in the Prospectus, subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package, neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants or conversion of outstanding convertible securities), or any material change in the short-term or long-term debt, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock, of the Company or any of its subsidiaries, or any material adverse change in the financial condition, business, prospects, property, operations or results of operations of the Company and its subsidiaries, taken as a whole (“Material Adverse Change”).

(ix)         Except as set forth in the Time of Sale Disclosure Package and the Prospectus and as disclosed to the Representative, there is not pending or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject before or by any court or governmental agency, authority or body, or any arbitrator, which, individually or in the aggregate, would result in any Material Adverse Change.

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(x)          This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The execution, delivery and performance of this Agreement and the Warrants and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any applicable statute, any agreement or instrument to which the Company is a party or by which it is bound or to which any of its property is subject, or any order, rule, regulation or decree of any court or governmental agency or body having jurisdiction over the Company or any of its properties except for violations and defaults which individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect. The execution, delivery and performance of this Agreement and the Warrants and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, the Company’s charter or by-laws. No consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement or the Warrants or for the consummation of the transactions contemplated hereby, including the issuance or sale of the Securities by the Company, except such as may be required under the Securities Act, state securities or blue sky laws, FINRA or the NASDAQ Capital Market listing rules; and the Company has the power and authority to enter into this Agreement and the Warrants and to authorize, issue and sell the Securities as contemplated by this Agreement and the Warrants.

(xi)         All of the issued and outstanding shares of capital stock of the Company, including the outstanding shares of Common Stock, are duly authorized and validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities that have not been waived in writing (a copy of which has been delivered to counsel to the Underwriters); the Securities which may be sold hereunder by the Company have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable; and the capital stock of the Company, including the Common Stock, conforms to the description thereof in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus. The Warrant Shares have been duly and validly authorized and, when issued, paid for and delivered upon due exercise of the Warrants, as applicable, will be duly and validly issued, fully paid and non-assessable and free of any preemptive rights, resale rights, rights of first refusal or similar rights. Except as otherwise stated in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company’s charter, by-laws or any agreement or other instrument to which the Company is a party or by which the Company is bound. Except as otherwise stated in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement or the Warrants gives rise to any rights for or relating to the registration of any shares of Common Stock or other securities of the Company. All of the issued and outstanding shares of capital stock of each of the Company’s subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus and except for any directors’ qualifying shares, the Company owns of record and beneficially, free and clear of any security interests, claims, liens, proxies, equities or other encumbrances, all of the issued and outstanding shares of such stock. Except as described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company or any subsidiary of the Company any shares of the capital stock of the Company or any subsidiary of the Company. The Company has an authorized and outstanding capitalization as set forth in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus. The Warrant Shares when issued, paid for and delivered upon due exercise of the Warrants, will be free of any restriction upon the voting or transfer thereof pursuant to the Company’s charter or bylaws or any agreement or other instrument to which the Company is a party.

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(xii)        The Company and each of its subsidiaries holds, and is operating in compliance in all material respects with, all franchises, grants, registrations, approvals, authorizations, licenses, permits, easements, consents, certificates, exemptions, applications and orders (each generically referred to as an “approval”) of the United States Food and Drug Administration (“FDA”), the European Medicines Agency (“EMA”), or any other governmental authority having similar jurisdiction over the Company and its products (collectively, with the EMA and FDA, “Regulatory Authorities”) required for the conduct of its business and all approvals are valid and in full force and effect in all material respects; and the Company and each of its subsidiaries is in compliance in all material respects with all applicable federal, state, local and foreign laws, regulations, orders and decrees.

(xiii)       The Seller’s approval with any Regulatory Authorities, if any are required, specifically including the FDA and the EMA, in respect of the Company’s products and services, and all supporting documentation, materials, correspondence, and information filed by it with any Regulatory Authorities, is in compliance in all material respects with all applicable laws and all rules applied by such Regulatory Authorities, including with respect to accuracy of filings with such Regulatory Authorities.

(xiv)      As to each product manufactured, packaged, labeled, tested, distributed, sold, and/or marketed by the Company or any of its subsidiaries, such product is being manufactured, packaged, labeled, tested, distributed, sold and/or marketed by the Company in compliance with all applicable requirements under the Federal Food, Drug and Cosmetic Act, as amended, and the regulations thereunder (“FDCA”). There is no pending, completed or, to the Company's knowledge, threatened, action (including any lawsuit, arbitration, or legal or administrative or regulatory proceeding, charge, complaint, or investigation) against the Company or any of its subsidiaries, and none of the Company or any of its subsidiaries has received any notice, warning letter or other communication from the FDA or any other governmental entity, which (i) contests the premarket clearance, licensure, registration, or approval of, the uses of, the distribution of, the manufacturing or packaging of, the testing of, the sale of, or the labeling and promotion of any such product, (ii) withdraws its approval of, requests the recall, suspension, or seizure of, or withdraws or orders the withdrawal of advertising or sales promotional materials relating to, any such product, (iii) imposes a clinical hold on any clinical investigation by the Company or any of its subsidiaries, (iv) enjoins production at any facility of the Company or any of its subsidiaries, (v) enters or proposes to enter into a consent decree or permanent injunction with the Company or any of its subsidiaries, or (vi) otherwise alleges any violation of any laws, rules or regulations by the Company or any of its subsidiaries. The properties, business and operations of the Company have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of the FDA. The Company has not been informed by the FDA that the FDA will prohibit the marketing, sale, license or use in the United States of any product proposed to be developed, produced or marketed by the Company nor has the FDA expressed any concern as to approving or clearing for marketing any product being developed or proposed to be developed by the Company.

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(xv)       The Company and its subsidiaries have good and marketable title to all property (whether real or personal) described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus as being owned by them which are material to the business of the Company, in each case free and clear of all liens, claims, security interests, other encumbrances or defects except such as are described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus. The property held under lease by the Company and its subsidiaries is held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company or its subsidiaries.

(xvi)      Except as disclosed in the Time of Sale Prospectus and the Prospectus, the Company and each of its subsidiaries owns, possesses or licenses all patents, patent applications, trademarks, service marks, tradenames, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and rights necessary for the conduct of the business of the Company and its subsidiaries as currently carried on and as described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus; except as stated in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, to the knowledge of the Company, no name which the Company or any of its subsidiaries uses and no other aspect of the business of the Company or any of its subsidiaries will involve or give rise to any infringement of, or license or similar fees for, any patents, patent applications, trademarks, service marks, tradenames, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets or other similar rights of others material to the business or prospects of the Company and its subsidiaries and neither the Company nor any of its subsidiaries has received any notice alleging any such infringement or fee.

(xvii)     Neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws or in breach of or otherwise in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the performance of any material obligation, agreement or condition contained in any bond, debenture, note, indenture, loan agreement or any other material contract, lease or other instrument to which it is subject or by which any of them may be bound, or to which any of the material property or assets of the Company or any of its subsidiaries is subject.

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(xviii)    The Company and its subsidiaries have timely filed all federal, state and local income tax returns required to be filed and are not in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any which the Company or any of its subsidiaries is contesting in good faith.

(xix)       The Company has not distributed and will not distribute any prospectus or other offering material in connection with the Offering other than any Preliminary Prospectus, the Time of Sale Disclosure Package or the Prospectus or other materials permitted by the Securities Act to be distributed by the Company; provided, however, that, except as set forth on Schedule II, the Company has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act, except in accordance with the provisions of Section 4(a)(xiv) of this Agreement.

(xx)         The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on the NASDAQ Capital Market and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NASDAQ Capital Market nor has the Company received any notification that the Commission or the NASDAQ Capital Market is contemplating terminating such registration or listing. The Company has complied in all material respects with the applicable requirements of the NASDAQ Capital Market for maintenance of inclusion of the Common Stock on the NASDAQ Capital Market.

(xxi)       Other than the subsidiaries of the Company listed on Schedule III hereto, the Company, directly or indirectly, owns no capital stock or other equity or ownership or proprietary interest in any corporation, partnership, association, trust or other entity.

(xxii)      The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, since April 9, 2014, there has been (i) no material weakness or significant deficiencies in the Company’s internal control over financial reporting (whether or not remediated), (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting and (iii) to the Company’s knowledge, no fraud that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

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(xxiii)     Other than as contemplated by this Agreement, the Company has not incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(xxiv)    The Company carries, or is covered by, insurance in such amounts and covering such risks as is reasonably adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries.

(xxv)     The Company is not and, after giving effect to the Offering, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(xxvi)    As of the filing date of the Registration Statement and as of any update of the Registration Statement pursuant to Section 10(a)(3) of the Securities Act (including the filing of any Annual Report on Form 10-K), the Company was eligible to file a “shelf” Registration Statement on Form S-3 with the Commission.

(xxvii)   Pursuant to General Instruction I.B.6 of Form S-3, adopted by the Commission, the issuance of the Firm Units and the Additional Units is eligible to be registered pursuant to the Prospectus filed as a part of the Company’s effective Registration Statement.

(xxviii)    The documents incorporated by reference in the Time of Sale Disclosure Package, the Registration Statement and in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and were filed on a timely basis with the Commission and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; any further documents so filed and incorporated by reference in the Time of Sale Disclosure Package, the Registration Statement or in the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(xxix)      The Company is in substantial compliance with all applicable provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder that are effective with respect to the Company and its subsidiaries on the date of this Agreement, except where such noncompliance would not have, individually or in the aggregate, a Material Adverse Effect.

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(xxx)         The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-14 and 15d-14 under the Exchange Act) and, except as described in the Registration Statement, in the time of Sale Disclosure Package and in the Prospectus, such controls and procedures are effective in ensuring that material information relating to the Company, including its subsidiaries, is made known to the principal executive officer and the principal financial officer. The Company has utilized appropriate disclosure controls and procedures in preparing and evaluating the disclosures in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus.

(xxxi)      Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any of its directors, officers, agents, employees, affiliates or other person acting on their behalf is aware of or has taken any action, directly or indirectly, that has violated or would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA. The Company and its subsidiaries have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxxii)     The operations of the Company and its subsidiaries are and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxxiii)    Neither the Company nor any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of this Offering of the Securities contemplated hereby, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xxxiv)     No approval of the stockholders of the Company under the rules and regulations of NASDAQ Capital Market is required for the Company to issue and deliver the Securities to the Underwriters pursuant to this Agreement.

(b)          Any certificate signed by any officer of the Company and delivered to the Underwriters or to the Underwriters’ Counsel shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

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3.          PURCHASE, SALE AND DELIVERY OF SECURITIES.

(a)          On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, (i) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price equal to $2.30 per Unit (the “Per Unit Price”) or such higher price so that the underwriting discount, following the Offering of the Units and the price to the public as contemplated by the Prospectus, with respect to each such Unit is 8%, the Firm Units as set forth opposite the name of such Underwriter on Schedule VI hereto, notwithstanding the foregoing, the underwriting discount for any existing investors or investors introduced to this Offering by the Company shall be reduced to 4% and (ii) in the event and to the extent that the Underwriters shall exercise the election to purchase Additional Units as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per Unit set forth in clause (a)(i) of this Section 3, that portion of the number of Additional Units as to which such election shall have been exercised determined by multiplying such number of Additional Units by a fraction, the numerator of which is the maximum number of Additional Units which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule VI hereto and the denominator of which is the maximum number of Additional Units that all of the Underwriters are entitled to purchase hereunder.

As referenced in Section 3(a)(ii) above, the Company hereby grants to the several Underwriters the option to purchase from the Company an aggregate of up to fifteen percent (15%) Additional Units, at the Per Unit Price. This option may be exercised by the Representative on behalf of the Underwriters at any time on or before the date that is thirty (30) days following the date hereof, by written notice to the Company. Such notice shall set forth the aggregate number of Additional Units as to which the option is being exercised, and the date and time when the Additional Units are to be delivered (such date and time being herein referred to as the "Option Closing Date"); provided, however, that the Option Closing Date shall not be earlier than the Closing Date nor later than one business day after the date on which the option shall have been exercised unless the Company and the Underwriters otherwise agree.

Payment of the purchase price and delivery for the Additional Units shall be made at the Option Closing Date in the same manner and at the same office as the payment for the Firm Units as set forth in subparagraph (b) below.

(b)          The Securities will be delivered by the Company to the Underwriters for the Underwriters’ accounts against payment of the purchase price therefor by wire transfer of same day funds payable to the order of the Company, as appropriate, at the offices of National Securities Corporation, 410 Park Avenue, 14th Floor, New York, NY 10022, or such other location as may be mutually acceptable, (1) with respect to the Firm Units, at 10:00 a.m. Eastern time on the third (or if the Firm Units are priced, as contemplated by Rule 15c6-1(c) under the Exchange Act, after 4:30 p.m. Eastern time, the fourth) full business day following the date hereof, or at such other time and date as the Representative and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act (such time and date of delivery being herein referred to as the “Closing Date”) and (2) with respect to the Additional Units, at 10:00 a.m. Eastern time on the Option Closing Date. If the Representative so elects, delivery of the Securities may be made by credit through full fast transfer to the account at The Depository Trust Company designated by the Representative. Certificates representing the Securities, in definitive form and in such denominations and registered in such names as the Representative may request upon at least two business days’ prior notice to the Company, will be made available for checking and packaging not later than 10:30 a.m., Eastern time, on the business day next preceding the applicable closing date at the offices of National Securities Corporation, 410 Park Avenue, 14th Floor, New York, NY 10022, or such other location as may be mutually acceptable.

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4.          COVENANTS.

(a)          The Company covenants and agrees with the Underwriters as follows:

(i)          During the period beginning on the date hereof and ending on the later of the Closing Date or such date, as in the opinion of counsel for the Underwriters and counsel for the Company, the Prospectus is no longer required by law to be delivered (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act is no longer required to be provided), in connection with sales by an underwriter or dealer (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, the Company shall furnish to the Underwriters for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Underwriters reasonably object.

(ii)         During the Prospectus Delivery Period, the Company shall promptly advise the Representative in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any Preliminary Prospectus, the Time of Sale Disclosure Package or the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending its use or the use of any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its reasonable efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A and 430B, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b) or Rule 433 were received in a timely manner by the Commission (without reliance on Rule 424(b)(8) or Rule 164(b)).

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(iii)        (A)         During the Prospectus Delivery Period, the Company will comply as far as it is able with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, and by the Exchange Act so far as necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions hereof, the Time of Sale Disclosure Package, and the Registration Statement and the Prospectus. If during such period any event occurs as a result of which the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package ) would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary or appropriate in the opinion of the Company or its counsel or the Representative or counsel to the Underwriters to amend the Registration Statement or supplement the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) to comply with the Securities Act or to file under the Exchange Act any document which would be deemed to be incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, the Company will promptly notify the Underwriters and will amend the Registration Statement or supplement the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) or file such document (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

(B)         If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Statutory Prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company has promptly notified or promptly will notify the Representative and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(iv)        The Company shall take or cause to be taken all necessary action to qualify the Securities for sale under the securities laws of such jurisdictions as the Underwriters reasonably designate and to continue such qualifications in effect so long as required for the distribution of the Securities, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any state.

(v)         The Company will furnish to the Underwriters and counsel for the Underwriters copies of the Registration Statement, each Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriters may from time to time reasonably request.

(vi)        The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations.

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(vii)       The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or cause to be paid (A) all expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the delivery to the Underwriters of the Securities, (B) all expenses and fees in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Securities, each Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment thereof or supplement thereto, and the printing, delivery, and shipping of this Agreement and other underwriting documents, including Blue Sky Memoranda (covering the states and other applicable jurisdictions), (C) all filing fees in connection with the qualification of the Securities for offering and sale by the Underwriters or by dealers under the securities or blue sky laws of the states and other jurisdictions which the Underwriters shall designate, (D) the fees and expenses of any transfer agent or registrar, (E) the filing fees incident to any required review and approval by the Financial Industry Regulatory Authority (“FINRA”) of the terms of the sale of the Securities, (F) listing fees, if any, and (G) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein. If this Agreement is terminated by the Underwriters pursuant to Section 8 hereof or if the sale of the Securities provided for herein is not consummated for any reason, the Company will promptly reimburse the Underwriters, upon presentation of a written accounting in reasonable detail (but without the need to include the underlying statements or evidence of payment) for reasonable fees and disbursements of legal fees and actual out-of-pocket expenses incurred by the Underwriters in connection the performance of their obligations hereunder. If the transactions contemplated hereunder are consummated, the Company will reimburse the Underwriters for reasonable, documented fees and disbursements of actual out-of-pocket expenses (including but not limited to reasonable travel expenses and road show expenses) and reasonable legal expenses, such legal expenses to be capped at $60,000 (“Legal Expense Cap”). Notwithstanding anything contained herein, the amount payable by the Company pursuant to the two preceding sentences of this Section 4(a)(vii) shall not exceed $70,000. The Company has, prior to the execution of this Agreement, forwarded payment of $20,000 against the Legal Expense Cap. Notwithstanding the foregoing, any advance received by the Representative will be reimbursed to the Company to the extent not actually incurred in compliance with FINRA Rule 5110(f)(2)(C).

(viii)      The Company will apply the net proceeds from the sale of the Securities to be sold by it hereunder for the purposes set forth in the Time of Sale Disclosure Package and in the Prospectus.

(ix)         None of the Company and its subsidiaries has taken or will take and, to the Company’s knowledge, none of its or their employees, officers or directors has taken or will take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

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(x)          The Company will not incur any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(xi)         During the Prospectus Delivery Period, the Company will file on a timely basis with the Commission such periodic and special reports as required by the Rules and Regulations.

(xii)        Except as described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, the Company and its subsidiaries will maintain such controls and other procedures, including without limitation those applicable to the Company and required by Sections 302 and 906 of the Sarbanes-Oxley Act and the applicable regulations thereunder, that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and its principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure, to ensure that material information relating to Company, including its subsidiaries, is made known to them by others within those entities.

(xiii)       The Company and its subsidiaries, to the extent required, will substantially comply with all effective applicable provisions of the Sarbanes-Oxley Act.

(xiv)      The Company represents and agrees that, unless it obtains the prior written consent of the Representative, and the Underwriters represent and agree that, unless they obtain the prior written consent of the Company, they have not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the Securities Act, required to be filed with the Commission; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses included in Schedule II. Any such free writing prospectus consented to by the Company and the Underwriters is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

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(xv)       The Company will not, for a period of one hundred eighty (180) days from the date of the Prospectus (the “Lock-Up Period”), without the prior written consent of the Underwriters, directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, other than (A) the Company’s sale of the Securities hereunder, (B) the issuance of Common Stock or any equity awards (including the issuance of Common Stock upon exercise or settlement of such equity awards) pursuant to the Company’s employee benefit plans, stock option and employee stock purchase plans or other employee compensation plans as such plans are in existence on the date hereof and described in the Prospectus, (C) the issuance of Common Stock pursuant to the vesting or exercises of options, restricted stock units, warrants, conversion of any outstanding convertible securities, or rights outstanding on the date hereof, (D) securities to be issued in connection with acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, and (E) securities issued to consultants or service providers for research and operational services unrelated to a capital raising transaction. The Company will cause each director and executive officer listed on Schedule V to furnish to the Underwriters, prior to the Closing Date, a letter, substantially in the form of Schedule IV hereto, pursuant to which each such person shall agree, among other things, subject to the terms and conditions set forth in each such letter, not to directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, not to engage in any swap or other agreement or arrangement that transfers, in whole or in part, directly or indirectly, the economic risk of ownership of Common Stock or any such securities, during the period of one hundred and eighty (180) days from the date of the Prospectus, without the prior written consent of the Representative. The Company also agrees that during the Lock-Up Period, the Company will not file any registration statement, preliminary prospectus or prospectus, or any amendment or supplement thereto, under the Securities Act for any such transaction or which registers, or offers for sale, Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, except for registration statements on Form S-8 relating to employee benefit plans, and “resale” registration statements on Form S-3 relating to past issuances of securities by the Company (including a post-effective registration statement to Form S-1 to Form S-3). The Company hereby agrees that (1) if it issues an earnings release or material news, or if a material event relating to the Company occurs, during the last seventeen days of the Lock-Up Period, or (2) if prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the sixteen-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this Section 4(a)(xv) shall continue to apply until the expiration of the eighteen-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

(xvi)      From the date hereof until the date that is the six (6) month anniversary of the Closing Date, upon any proposed public offering (“Subsequent Financing”) by the Company of capital stock, the Representative shall have the right, but not the obligation, to participate at up to the Participation Maximum (as defined below), and the Representative, shall have the right, but not the obligation, to participate in up to an aggregate amount of the Subsequent Financing equal to 20% of the Subsequent Financing (the “Participation Maximum”) on the same terms, conditions and price provided for in the Subsequent Financing. The Company agrees to provide the Representative reasonable written notice of its intention to effect a Subsequent Financing which shall include the terms and conditions of such Subsequent Financing.

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5.          CONDITIONS OF THE UNDERWRITERS’ OBLIGATIONS. The obligations of the Underwriters hereunder are subject to the accuracy, as of the date hereof and at the Closing Date (as if made at the Closing Date), of and compliance with all representations, warranties and agreements of the Company contained herein, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a)          If filing of the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, is required under the Securities Act or the Rules and Regulations, the Company shall have filed the Prospectus (or such amendment or supplement) or such Issuer Free Writing Prospectus with the Commission in the manner and within the time period so required (without reliance on Rule 424(b)(8) or Rule 164(b)); the Registration Statement shall remain effective; no stop order suspending the effectiveness of the Registration Statement or any part thereof, or any amendment thereof, nor suspending or preventing the use of the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or, to the Company’s knowledge, threatened; any request of the Commission for additional information (to be included in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or otherwise) shall have been complied with to the Underwriters’ reasonable satisfaction; and FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and compensation arrangements.

(b)          The Underwriters shall not have advised the Company that the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, or any amendment thereof or supplement thereto, or any Issuer Free Writing Prospectus, contains an untrue statement of fact which, in the Underwriters’ opinion, is material, or omits to state a fact which, in the Underwriters’ opinion, is material and is required to be stated therein or necessary to make the statements therein not misleading.

(c)          Except as contemplated in the Time of Sale Disclosure Package and in the Prospectus, subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package, neither the Company nor any of its subsidiaries shall have incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there shall not have been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants or conversion of convertible securities), or any material change in the short-term or long-term debt of the Company except for the extinguishment thereof, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock of the Company or any of the Company’s subsidiaries, or any Material Adverse Change or any development involving a prospective Material Adverse Change (whether or not arising in the ordinary course of business), or any loss by strike, fire, flood, earthquake, accident or other calamity, whether or not covered by insurance, incurred by the Company or any of the Company’s subsidiaries, the effect of which, in any such case described above, in the Representative’s judgment, makes it impractical or inadvisable to offer or deliver the Securities on the terms and in the manner contemplated in the Time of Sale Disclosure Package, the Registration Statement and in the Prospectus.

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(d)          On or after the Time of Sale (i) no downgrading shall have occurred in the rating accorded any of the Company’s securities by any “nationally recognized statistical organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s securities.

(e)          On the Closing Date, there shall have been furnished to the Underwriters the opinion of Mintz Levin Cohn Ferris Glovsky and Popeo PC, counsel for the Company, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters.

(f)           On the Closing Date, there shall have been furnished to the Underwriters the opinion of Pearl Cohen Zedek Latzer Baratz LLP, as special intellectual property counsel for the Company, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters.

(g)          On the Closing Date, there shall have been furnished to the Underwriters the opinion of the General Counsel of the Company, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters.

(h)          On the date of the Prospectus at a time prior to the execution of this Agreement, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each of the Closing Date and the Option Closing Date, the Underwriters shall have received a letter of EisnerAmper LLP, dated the respective dates of delivery thereof, and addressed to the Representative, in form and substance reasonably satisfactory to the Representative.

(i)          On the Closing Date, there shall have been furnished to the Underwriters a certificate, dated the Closing Date and addressed to the Representative, signed by the chief executive officer of the Company, to the effect that:

(i)          The representations and warranties of the Company in this Agreement are true and correct, in all material respects, as if made at and as of the Closing Date, and the Company has complied in all material respects with all the material agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii)         No stop order or other order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof or the qualification of the Securities for offering or sale nor suspending or preventing the use of the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, has been issued, and no proceeding for that purpose has been instituted or, to its knowledge, is contemplated by the Commission or any state or regulatory body; and

(iii)        The signer of said certificate has carefully examined the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, and any amendments thereof or supplements thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Time of Sale Disclosure Package, the Registration Statement or the Prospectus), and

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(A)         each part of the Registration Statement and the Prospectus, and any amendments thereof or supplements thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus) contain, and contained, when such part of the Registration Statement (or such amendment) became effective, all statements and information required to be included therein, each part of the Registration Statement, or any amendment thereof, does not contain, and did not contain, when such part of the Registration Statement (or such amendment) became effective, any untrue statement of a material fact or omit to state, and did not omit to state when such part of the Registration Statement (or such amendment) became effective, any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented, does not include and did not include as of its date, or the time of first use within the meaning of the Rules and Regulations, any untrue statement of a material fact or omit to state and did not omit to state as of its date, or the time of first use within the meaning of the Rules and Regulations, a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading,

(B)         neither (1) the Time of Sale Disclosure Package nor (2) any individual Issuer Limited-Use Free Writing Prospectus, when considered together with the Time of Sale Disclosure Package, include, nor included as of the Time of Sale any untrue statement of a material fact or omits, or omitted as of the Time of Sale, to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading,

(C)         since the Time of Sale, there has occurred no event required to be set forth in an amended or supplemented prospectus which has not been so set forth, and there has been no document required to be filed under the Exchange Act that upon such filing would be deemed to be incorporated by reference into the Time of Sale Disclosure Package, the Registration Statement or into the Prospectus that has not been so filed,

(D)         subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package, neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, not in the ordinary course of business, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock, and except as disclosed in the Time of Sale Disclosure Package and in the Prospectus, there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants or the conversion of outstanding convertible securities), or any material change in the short-term or long-term debt except for the extinguishment thereof, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock, of the Company or any of its subsidiaries, or any Material Adverse Change or any development involving a prospective Material Adverse Change (whether or not arising in the ordinary course of business), or any loss by strike, fire, flood, earthquake, accident or other calamity, whether or not covered by insurance, incurred by the Company or any of its subsidiaries, and

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(E)         except as stated in the Time of Sale Disclosure Package and in the Prospectus, there is not pending, or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding to which the Company or any of its subsidiaries is a party before or by any court or governmental agency, authority or body, or any arbitrator, which might result in any Material Adverse Change.

(j)          The Company shall have furnished to the Underwriters and counsel for the Underwriters such additional documents, certificates and evidence as the Underwriters or counsel for the Underwriters may have reasonably requested.

(k)          The Underwriters shall have received the written agreements, substantially in the form of Schedule IV hereto, of the directors and executive officers of the Company listed on Schedule V to this Agreement.

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters. The Company will furnish the Underwriters with such conformed copies of such opinions, certificates, letters and other documents as the Underwriters shall reasonably request.

6.          INDEMNIFICATION AND CONTRIBUTION.

(a)          The Company agrees to indemnify and hold harmless the Underwriters against any losses, claims, damages or liabilities to which the Underwriters may become subject, under the Securities Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Rules and Regulations, if applicable, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus), any Issuer Free Writing Prospectus or in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the Offering (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Underwriters for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any such amendment or supplement, any Issuer Free Writing Prospectus or in any Marketing Materials, in reliance upon and in conformity with written information furnished to the Company by the Underwriters specifically for use in the preparation thereof.

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In addition to their other obligations under this Section 6(a), the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 6(a), it will reimburse the Underwriters on a monthly basis for all reasonable legal fees or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company’s obligation to reimburse the Underwriters for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Underwriters shall promptly return it to the Company, together with interest, compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by Wells Fargo Bank, N.A. (the “Prime Rate”). Any such interim reimbursement payments which are not made to the Underwriters within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request. This indemnity agreement shall be in addition to any liabilities which they may otherwise have.

(b)          Each of the Underwriters will severally and not jointly indemnify and hold harmless the Company, each of its directors and officers, and each person who controls the Company within the meaning of the Securities Act of the Exchange Act, against any losses, claims, damages or liabilities to which the Company, or any such director, officer or controlling person may become subject, under the Securities Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by an Underwriter with respect to such Underwriter specifically for use in the preparation thereof, and will reimburse the Company, or any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company or such director, officer or controlling person in connection with investigating or defending against any such loss, claim, damage, liability or action.

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(c)          Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if, in the sole judgment of the Underwriters, it is advisable for the Underwriters to be represented by separate counsel, the Underwriters shall have the right to employ a single counsel to represent the Underwriters in any claim in respect of which indemnity may be sought by the Underwriters under subsection (a) of this Section 6, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the Underwriters as incurred (in accordance with the provisions of the second paragraph in subsection (a) above).

The indemnifying party under this Section 6 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 6, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (a) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (b) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

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(d)          If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the respective Underwriter on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the respective Underwriter on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the respective Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the Offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the respective Underwriter, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the respective Underwriter and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the respective Underwriter agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), the respective Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities were offered to the public exceeds the amount of any damages that the respective Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)          The obligations of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have and the benefits of such obligations shall extend, upon the same terms and conditions, to each person, if any, who controls the respective Underwriter within the meaning of the Securities Act; and the obligations of the respective Underwriter under this Section 6 shall be in addition to any liability that the respective Underwriter may otherwise have and the benefits of such obligations shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his consent, is named in the Registration Statement as about to become a director of the Company), to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Securities Act.

(f)          Each Underwriter confirms severally and not jointly and the Company acknowledges that there is no information concerning the Underwriters furnished in writing to the Company by the Underwriters specifically for inclusion in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, except for the following disclosure contained in the “Underwriting” section of the Prospectus: the fourth paragraph and the information under the sub-headers “Stabilization” and “Passive Market Making.”

7.          REPRESENTATIONS AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties, and agreements of the Company herein or in certificates delivered pursuant hereto, including but not limited to the agreements of the Underwriters and the Company contained in Section 6 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriters or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons, and shall survive delivery of, and payment for, the Securities to and by the Underwriters hereunder.

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8.          TERMINATION OF THIS AGREEMENT.

(a)          The Underwriters shall have the right to terminate this Agreement by giving notice to the Company as hereinafter specified at any time at or prior to the Closing Date, if (i) the Company shall have failed, refused or been unable, at or prior to the Closing Date, to perform any material agreement on its part to be performed hereunder, (ii) any condition of the Underwriters’ obligations hereunder is not fulfilled, (iii) trading in the Company’s Common Stock shall have been suspended by the Commission or the NASDAQ Capital Market or trading in securities generally on the NASDAQ Capital Market shall have been suspended, (iv) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the NASDAQ Capital Market, by such Exchange or by order of the Commission or any other governmental authority having jurisdiction (which includes the Company’s Common Stock), or (v) a banking moratorium shall have been declared by federal or state authorities which prevents payment by an Underwriter pursuant to Section 3. Any such termination shall be without liability of any party to any other party except that the provisions of Section 4(a)(vii) and Section 6 hereof shall at all times be effective and shall survive such termination.

(b)          If the Representative elects to terminate this Agreement as provided in this Section, the Company shall be notified promptly by the Representative by telephone, confirmed by letter.

9.          DEFAULT THE COMPANY. If the Company shall fail at the Closing Date or at the Option Closing Date to sell and deliver the Securities which it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of the Underwriters or, except as provided in Section 4(a)(vii), any non-defaulting party. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

10.         NOTICES. Except as otherwise provided herein, all communications hereunder shall be in writing and, if to the Underwriters, shall be mailed, delivered or telecopied to National Securities Corporation, 410 Park Avenue, 14th Floor, New York, NY 10022, fax: (212) 380-2828 Attention: Jonathan Rich; if to the Company, shall be mailed, delivered or telecopied to it at 1 Broadway 14th Floor, Cambridge, MA 02142, fax (914) 606-3501, Attention: Daniel Teper, with a copy (which shall not constitute notice) to Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., 666 Third Avenue, New York, NY 10013, fax (212) 983-3115, Attention: Jeffrey P. Schultz; or in each case to such other address as the person to be notified may have requested in writing. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

11.         PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 6. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the Securities from the Underwriters.

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12.         ABSENCE OF FIDUCIARY RELATIONSHIP. The Company acknowledges and agrees that: (a) the Underwriters have been retained solely to act as underwriters in connection with the sale of the Securities and that no fiduciary, advisory or agency relationship between the Company and the Underwriters has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Underwriters have advised or are advising the Company on other matters; (b) the price and other terms of the Securities set forth in this Agreement were established by the Company following discussions and arms-length negotiations with the Underwriters and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that the Underwriters and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Underwriters have no obligation to disclose such interest and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and (d) it has been advised that the Underwriters are acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of the Underwriters, and not on behalf of the Company.

13.         GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to its conflict of laws provisions. The parties hereby irrevocably and unconditionally: submit to the jurisdiction of the federal and state courts located in the State of New York, for any dispute related to this Agreement or any of the matters contemplated hereby; consent to service of process by registered or certified mail return receipt requested or by any other manner provided by applicable law; and waive any right to claim that any action, proceeding or litigation so commenced has been commenced in an inconvenient forum.

14.         COUNTERPARTS. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

[Signature Page Follows]

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Please sign and return to the Company the enclosed duplicates of this letter whereupon this letter will become a binding agreement between the Company and the Underwriters in accordance with its terms.

Very truly yours,

IMMUNE PHARMACEUTICALS INC.

By:	/s/ Daniel Teper
Name: Daniel Teper
Title: Chief Executive Officer

Confirmed as of the date first above
mentioned by the Underwriters.

By:	/s/ Jonathan C. Rich
Name: Jonathan C. Rich
Title: Executive Vice President

On behalf of each of the Underwriters

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Schedule I

Time of Sale Disclosure Package

None.

Schedule II

Issuer General Free Writing Prospectuses

None.

Schedule III

Subsidiaries

Immune Pharmaceuticals USA Corp.	Delaware

Immune Pharmaceuticals Ltd.	Israel

Maxim Pharmaceuticals, Inc.	Delaware

Cytovia, Inc.	Delaware

EpiCept GmbH (in liquidation)	Germany

Schedule IV

Form of Lock-Up Agreement

National Securities Corporation

410 Park Avenue
14th Floor
New York, NY 10022

November __, 2014

Re: Immune Pharmaceuticals Inc. – Public Offering of Shares

Dear Sirs:

In order to induce National Securities Corporation (the “Underwriter”) to enter into an underwriting agreement with Immune Pharmaceuticals Inc., a Delaware corporation (the “Company”), with respect to the public offering (the “Offering”) of shares of the Company’s Common Stock, $.0001 par value per share (“Common Stock”), the undersigned hereby agrees that for a period (the “lock-up period”) of one hundred and eighty (180) days following the date of the final prospectus supplement filed by the Company with the Securities and Exchange Commission in connection with such Offering (the “Prospectus Supplement”), the undersigned will not, without the prior written consent of the Underwriter, directly or indirectly, (i) offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock (including, without limitation, shares of Common Stock or any such securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations promulgated under the Securities Exchange Act of 1934, as the same may be amended or supplemented from time to time (such shares or securities, the “Beneficially Owned Shares”)), (ii) enter into any swap, hedge or other agreement or arrangement that transfers, in whole or in part, the economic risk of ownership of any Beneficially Owned Shares, Common Stock or securities convertible into or exercisable or exchangeable for Common Stock, or (iii) engage in any short selling of any Beneficially Owned Shares, Common Stock or securities convertible into or exercisable or exchangeable for Common Stock. The foregoing sentence shall not apply to (a) transfers of any Beneficially Owned Shares, Common Stock or securities convertible into or exercisable or exchangeable for Common Stock as a bona fide gift, (b) in the case of a natural person, transfers of any Beneficially Owned Shares, Common Stock or securities convertible into or exercisable or exchangeable for Common Stock by will or intestate succession or to any trust or partnership for the direct or indirect benefit of the undersigned or any member of the immediate family of the undersigned or (c) the distribution of shares of Common Stock to limited partners in the ordinary course of business of a fund owned or controlled by the undersigned; provided that in the case of any transfer or distribution pursuant to clause (a) or (b), each donee shall agree to be bound by the terms of this Agreement.

For the purposes of the immediately preceding paragraph, “immediate family” shall mean spouse, domestic partner, lineal descendant (including adopted children), father, mother, brother or sister of the transferor.

If (i) the Company issues an earnings release or material news or a material event relating to the Company occurs during the last seventeen days of the lock-up period, or (ii) prior to the expiration of the lock-up period, the Company announces that it will release earnings results during the sixteen-day period beginning on the last day of the lock-up period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the eighteen-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

In addition, the undersigned hereby waives, from the date hereof until the expiration of the one hundred and eighty (180) day period following the date of the Prospectus Supplement, any and all rights, if any, to request or demand registration pursuant to the Securities Act of 1933, as amended, of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock that are registered in the name of the undersigned or that are Beneficially Owned Shares. In order to enable the aforesaid covenants to be enforced, the undersigned hereby consents to the placing of legends and/or stop transfer orders with the transfer agent of the Common Stock with respect to any shares of Common Stock, securities convertible into or exercisable or exchangeable for Common Stock or Beneficially Owned Shares.

For avoidance of doubt, nothing in this Agreement prohibits the undersigned from exercising any options or warrants or converting convertible preferred stock to purchase Common Stock (which exercises or conversions may be effected on a cashless basis to the extent the instruments representing such options or warrants or convertible preferred stock permit exercises on a cashless basis). It is being understood that any Common Stock issued upon such exercises will be subject to the restrictions of this Agreement.

If (i) the Company notifies the Underwriter in writing that it does not intend to proceed with the Offering, (ii) for any reason the Offering is terminated prior to the payment for and delivery of the Common Stock or (iii) the Offering shall not have been completed by December 31, 2014, then upon the occurrence of any such event, this Agreement shall immediately be terminated and the undersigned shall be released from its obligations hereunder.

[Signatory]

By:

Name:

Its:

Schedule V

Directors and Executive Officers

Daniel G. Teper, Pharm. D.	Chairman and Chief Executive Officer.
David Sidransky, M.D.	Director
Ana Stancic	Director
Daniel Kazado	Director
Cameron Durrant	Director
Rene Lerer, M.D.	Director
Gad Berdugo	Director

Exhibit A

FORM OF warrant

To purchase ______________ shares of Common Stock

of Immune Pharmaceuticals Inc. (the "Company")

at a per share price and subject to the terms detailed below

VOID AFTER 17:00 p.m. NY Standard Time on the last day of the Warrant Period (as defined below)

THIS IS TO CERTIFY THAT, ____________ (the "Holder"), is entitled to purchase from the Company, an aggregate of up to _________ shares of Common Stock of the Company, nominal value of USD 0.0001 per share (the "Warrant Shares") during the Warrant Period under the terms hereof.

1.	EXERCISE PRICE

The exercise price per Warrant Share (the "Exercise Price") shall be equal to US$3.75 price per share.

2.	EXERCISE OF WARRANT

2.1.	Exercise. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Commencement Date and on or before the Termination Date by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) notice of exercise, in the form attached hereto as Schedule 2.1 (the "Exercise Notice"). Within three (3) Trading Days following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the shares specified in the applicable Exercise Notice by wire transfer or cashier’s check drawn on a United States bank. No ink-original Exercise Notice shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Exercise Notice form be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. In the event of any dispute or discrepancy, the records of the Company shall be controlling and determinative in the absence of manifest error. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Exercise Notice within three (3) Business Day of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

2.2.	Adjustment. The number of Warrant Shares purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time in the event of re-organization of the share capital, stock-split, issuance of bonus shares, etc.

2.3.	No Transferability. This Warrant and the Holder’s rights thereunder are not transferable and/or assignable in any way. Exercise of this Warrant may be made only by the Holder.

2.4.	No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

3.	RIGHTS OF THE HOLDER

The Holder will not be entitled, as a Warrant holder, to vote or receive dividends or be deemed the holder of the shares of the applicable class of Warrant Shares or any other securities of the Company which may at any time be issuable on the exercise of this Warrant for any purpose, nor will anything contained herein be construed to confer upon the Holder, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of shares, reclassification of shares, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant will have been exercised and the shares of the applicable class of Warrant Shares purchasable upon the exercise hereof will have become deliverable, as provided herein. Upon the exercise of this Warrant, the Holder will be entitled to receive the same rights on the Warrant Shares as will then be in effect with respect to the holders of such class of shares of the Company.

4.	TERM AND TERMINATION

This Warrant may be exercised, subject to the terms and conditions hereof, during the period commencing on November 25, 2014 (the "Commencement Date") and terminating upon the the third anniversary of the Commencement Date (the "Termination Date"). For the avoidance of any doubt, the Company shall not be required to provide the Holder with a reminder or prior notice with respect to the Termination Date. The above period shall be referred to hereinafter as the "Warrant Period". Notwithstanding anything to the contrary, this Warrant and all the rights conferred hereby shall terminate and expire at the aforementioned time on the last day of the Warrant Period, unless the Warrant was previously exercised.

5.	MISCELLANEOUS

5.1.	Loss, Theft, Destruction or Mutilation of Warrant. If this Warrant will be lost, stolen, destroyed, or mutilated, the Company will execute and deliver to the Holder a replacement warrant of like date, tenor, and denomination upon receipt by the Company of (a) evidence satisfactory to the Company of the occurrence of such event; (b) reimbursement of the Company’s reasonably incidental expenses; and (c) (i) in the event of mutilation, upon surrender and cancellation of this Warrant; or (ii) in the event of loss, theft, or destruction of this Warrant, of indemnity reasonably satisfactory to the Company.

5.2.	Entire Agreement; Amendment. This Warrant sets forth the entire understanding of the parties with respect to the subject matter hereof and supersedes all existing agreements among them concerning such subject matter. All section headings herein are inserted for convenience only and shall not modify or affect the construction or interpretation of any provision of this Warrant. No modification or amendment of this Warrant will be valid unless executed in writing by the Company and the Holder.

5.3.	Waiver. No failure or delay on the part of any of the parties in exercising any right, power or privilege hereunder and/or under any applicable laws or the exercise of such right or power in a manner inconsistent with the provisions of this Warrant or applicable law shall operate as a waiver thereof. Any waiver must be evidenced in writing signed by the party against whom the waiver is sought to be enforced.

5.4.	Successors and Assigns; Assignment. Except as otherwise expressly limited herein, this Warrant shall inure to the benefit of, be binding upon, and be enforceable by the Holder and its respective successors, and administrators and is otherwise non-transferable without the prior consent of the Company. The Holder represents and warrants to the Company that this Warrant and the Warrant Shares, if and when purchased by the Holder, are for the Holder's own account and for investment purposes only and not with a view for resale or transfer and that all the rights pertaining to the Warrant or the Warrant Shares, by law or equity, shall be purchased and possessed by the Holder for the Holder exclusively.

5.5.	Governing Law. This Warrant shall be exclusively governed and construed in accordance with the laws of the State of New York, without regard to conflicts of laws provisions thereof. The parties hereto agree to submit to the exclusive jurisdiction of the courts of New York with respect to the breach or interpretation of this Warrant or the enforcement of any and all rights, duties, liabilities, obligations, powers, and other relations between the parties arising under this Warrant.

5.6.	Notices. All notices and other communications required or permitted hereunder to be given to a party shall be in writing. All notices shall be given by registered mail (postage prepaid), by facsimile or email or otherwise delivered by hand or by messenger to the parties' respective addresses as set forth herein and as shall be designated by notice from time to time. Any notice sent in accordance with this Section shall be deemed received upon the earlier of: (i) if sent by facsimile or email, upon transmission and confirmation of transmission or (if transmitted and received on a non-business day) on the first business day following transmission and electronic confirmation of transmission; (ii) if sent by registered mail, upon 3 (three) days of mailing; (iii) if sent be messenger, upon delivery; and (iv) the actual receipt thereof.

[the remainder of this page was intentionally left blank]

[Signature Page to Warrant]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated: _______________	IMMUNE PHARMACEUTICALS INC.

By:
Name: Dr. Daniel Teper
Title: Chief Executive officer

Schedule 2.1

Exercise Notice

Date: ____________

To: Immune Pharmaceuticals Inc.

The undersigned, pursuant to the provisions set forth in the Warrant to which this Exercise Notice is attached (the "Warrant"), hereby elects to purchase _________ Warrant Shares (as such term is defined in the Warrant) pursuant to Section 2.1 of the Warrant, and herewith makes payment of _____________, representing the full Exercise Price for such shares as provided for in such Warrant.

Signature:

Address:

Schedule VI

Underwriters

Underwriter	Firm Units	Additional Units

National Securities Corporation	3,450,000	517,500

EXHIBIT 4.1

FORM OF warrant

To purchase ______________ shares of Common Stock

of Immune Pharmaceuticals Inc. (the "Company")

at a per share price and subject to the terms detailed below

VOID AFTER 17:00 p.m. NY Standard Time on the last day of the Warrant Period (as defined below)

THIS IS TO CERTIFY THAT, ____________ (the "Holder"), is entitled to purchase from the Company, an aggregate of up to _________ shares of Common Stock of the Company, nominal value of USD 0.0001 per share (the "Warrant Shares") during the Warrant Period under the terms hereof.

1.	EXERCISE PRICE

The exercise price per Warrant Share (the "Exercise Price") shall be equal to US$3.75 price per share.

2.	EXERCISE OF WARRANT

2.1.	Exercise. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Commencement Date and on or before the Termination Date by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) notice of exercise, in the form attached hereto as Schedule 2.1 (the "Exercise Notice"). Within three (3) Trading Days following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the shares specified in the applicable Exercise Notice by wire transfer or cashier’s check drawn on a United States bank. No ink-original Exercise Notice shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Exercise Notice form be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. In the event of any dispute or discrepancy, the records of the Company shall be controlling and determinative in the absence of manifest error. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Exercise Notice within three (3) Business Day of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

2.2.	Adjustment. The number of Warrant Shares purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time in the event of re-organization of the share capital, stock-split, issuance of bonus shares, etc.

2.3.	No Transferability. This Warrant and the Holder’s rights thereunder are not transferable and/or assignable in any way. Exercise of this Warrant may be made only by the Holder.

2.4.	No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

3.	RIGHTS OF THE HOLDER

3.1.	The Holder will not be entitled, as a Warrant holder, to vote or receive dividends or be deemed the holder of the shares of the applicable class of Warrant Shares or any other securities of the Company which may at any time be issuable on the exercise of this Warrant for any purpose, nor will anything contained herein be construed to confer upon the Holder, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of shares, reclassification of shares, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant will have been exercised and the shares of the applicable class of Warrant Shares purchasable upon the exercise hereof will have become deliverable, as provided herein. Upon the exercise of this Warrant, the Holder will be entitled to receive the same rights on the Warrant Shares as will then be in effect with respect to the holders of such class of shares of the Company.

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4.	TERM AND TERMINATION

This Warrant may be exercised, subject to the terms and conditions hereof, during the period commencing on November 25, 2014 (the "Commencement Date") and terminating upon the the third anniversary of the Commencement Date (the "Termination Date"). For the avoidance of any doubt, the Company shall not be required to provide the Holder with a reminder or prior notice with respect to the Termination Date. The above period shall be referred to hereinafter as the "Warrant Period". Notwithstanding anything to the contrary, this Warrant and all the rights conferred hereby shall terminate and expire at the aforementioned time on the last day of the Warrant Period, unless the Warrant was previously exercised.

5.	MISCELLANEOUS

5.1.	Loss, Theft, Destruction or Mutilation of Warrant. If this Warrant will be lost, stolen, destroyed, or mutilated, the Company will execute and deliver to the Holder a replacement warrant of like date, tenor, and denomination upon receipt by the Company of (a) evidence satisfactory to the Company of the occurrence of such event; (b) reimbursement of the Company’s reasonably incidental expenses; and (c) (i) in the event of mutilation, upon surrender and cancellation of this Warrant; or (ii) in the event of loss, theft, or destruction of this Warrant, of indemnity reasonably satisfactory to the Company.

5.2.	Entire Agreement; Amendment. This Warrant sets forth the entire understanding of the parties with respect to the subject matter hereof and supersedes all existing agreements among them concerning such subject matter. All section headings herein are inserted for convenience only and shall not modify or affect the construction or interpretation of any provision of this Warrant. No modification or amendment of this Warrant will be valid unless executed in writing by the Company and the Holder.

5.3.	Waiver. No failure or delay on the part of any of the parties in exercising any right, power or privilege hereunder and/or under any applicable laws or the exercise of such right or power in a manner inconsistent with the provisions of this Warrant or applicable law shall operate as a waiver thereof. Any waiver must be evidenced in writing signed by the party against whom the waiver is sought to be enforced.

5.4.	Successors and Assigns; Assignment. Except as otherwise expressly limited herein, this Warrant shall inure to the benefit of, be binding upon, and be enforceable by the Holder and its respective successors, and administrators and is otherwise non-transferable without the prior consent of the Company. The Holder represents and warrants to the Company that this Warrant and the Warrant Shares, if and when purchased by the Holder, are for the Holder's own account and for investment purposes only and not with a view for resale or transfer and that all the rights pertaining to the Warrant or the Warrant Shares, by law or equity, shall be purchased and possessed by the Holder for the Holder exclusively.

5.5.	Governing Law. This Warrant shall be exclusively governed and construed in accordance with the laws of the State of New York, without regard to conflicts of laws provisions thereof. The parties hereto agree to submit to the exclusive jurisdiction of the courts of New York with respect to the breach or interpretation of this Warrant or the enforcement of any and all rights, duties, liabilities, obligations, powers, and other relations between the parties arising under this Warrant.

5.6.	Notices. All notices and other communications required or permitted hereunder to be given to a party shall be in writing. All notices shall be given by registered mail (postage prepaid), by facsimile or email or otherwise delivered by hand or by messenger to the parties' respective addresses as set forth herein and as shall be designated by notice from time to time. Any notice sent in accordance with this Section shall be deemed received upon the earlier of: (i) if sent by facsimile or email, upon transmission and confirmation of transmission or (if transmitted and received on a non-business day) on the first business day following transmission and electronic confirmation of transmission; (ii) if sent by registered mail, upon 3 (three) days of mailing; (iii) if sent be messenger, upon delivery; and (iv) the actual receipt thereof.

[the remainder of this page was intentionally left blank]

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[Signature Page to Warrant]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated: _______________	IMMUNE PHARMACEUTICALS INC.

By:
Name: Dr. Daniel Teper
Title: Chief Executive officer

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Schedule 2.1

Exercise Notice

Date: ____________

To:       Immune Pharmaceuticals Inc.

The undersigned, pursuant to the provisions set forth in the Warrant to which this Exercise Notice is attached (the "Warrant"), hereby elects to purchase _________ Warrant Shares (as such term is defined in the Warrant) pursuant to Section 2.1 of the Warrant, and herewith makes payment of _____________, representing the full Exercise Price for such shares as provided for in such Warrant.

Signature:

Address:

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EXHIBIT 5.1

666 Third Avenue New York, New York 10017 212-935-3000 212-983-3115 fax www.mintz.com

November 20, 2014

Immune Pharmaceuticals Inc.

Cambridge Innovation Center, 1 Broadway, 14th Floor

Cambridge, MA 02142

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Prospectus Supplement, dated November 20, 2014 (the “Prospectus Supplement”), to a Registration Statement on Form S-3, Registration No. 333-198647 (the “Registration Statement”), to be filed by Immune Pharmaceuticals Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the sale of an aggregate of 3,967,500 units in an underwritten offering (the “Offering”) at a purchase price of $2.50 per unit (each, a “Unit”). Each Unit consisting of (i) one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and (ii) one warrant to purchase 0.25 of one share of Common Stock (each, a “Warrant,” and collectively, the “Warrants”), and the shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares” and, together with the Warrants and the Common Stock, the “Securities”), including 517,500 units subject to an over-allotment option granted to National Securities Corporation, as representative of the underwriters (“National”), pursuant to an Underwriting Agreement, dated November 20, 2014, by and between the Company and National (the “Underwriting Agreement”). The Underwriting Agreement and the Form of Warrant have been filed as exhibits 1.1 and 4.1, respectively, to a Current Report on Form 8-K dated November 20, 2014, as filed with the Commission on the date hereof and incorporated by reference into the Registration Statement.

In connection with this opinion, we have examined and relied on the originals or copies, certified or otherwise identified to our satisfaction, of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

Based upon the foregoing, and subject to the limitations set forth below, we are of the opinion that Based upon the foregoing, and subject to the limitations set forth below, we are of the opinion that: (i) the Common Stock, when issued by the Company and delivered by the Company against payment therefor as contemplated by the Underwriting Agreement, will be validly issued, fully paid and non-assessable; (ii) provided that the Warrants have been duly executed and delivered by the Company and duly delivered to the purchasers thereof against payment therefor, then the Warrants, when issued and sold as contemplated by the Underwriting Agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms; and (iii) the Warrant Shares, when issued by the Company and delivered by the Company against payment therefor as contemplated by the Warrants, will be validly issued, fully paid and non-assessable.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Boston | Washington | New York | Stamford | Los Angeles | San Francisco | San Diego | London

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

November 20, 2014

Our opinion is limited to the General Corporation Law of the State of Delaware and the United States federal laws, and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to a Current Report on Form 8-K and the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of this Firm’s name therein and in the Prospectus Supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,
/s/ Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

EXHIBIT 99.1

Contact:

Immune Pharmaceuticals Inc.:

Anna Baran

Director, Corporate Communications

Tel: 646 561 8010

anna.baran@immunepharma.com

IMMUNE PHARMACEUTICALS INC. ANNOUNCES PRICING OF PUBLIC OFFERING OF COMMON STOCK AND WARRANTS TO PURCHASE COMMON STOCK

New York, NY. and HERZLIYA PITUACH, Israel, November 20, 2014 – Immune Pharmaceuticals Inc. (NASDAQ: IMNP; "Immune" or "the Company"), a clinical stage biopharmaceutical company that engages in the development and commercialization of targeted therapeutics for the treatment of inflammatory diseases and cancer, today announced the pricing of its previously announced underwritten, registered public offering. The Company is offering 3,450,000 units, with each unit consisting of one share of the Company’s common stock, par value $0.001 per share, and one warrant to purchase 0.25 of a share of the Company’s common stock, at a price to the public of $2.50 per unit, for an aggregate gross proceeds of $8,625,000 million. The warrants will be exercisable for a period of three years following the issuance thereof at an exercise price of $3.75 per a whole share. In connection with the offering, the Company has also granted the underwriter a 30-day option to purchase up to an additional 517,500 units offered in the public offering to cover over-allotments, if any. The offering is expected to settle and close on November 25, 2014, subject to the satisfaction or waiver of customary closing conditions.

National Securities Corporation, a wholly owned subsidiary of National Holdings, Inc. (OTCBB: NHLD), is acting as sole book-running manager for the offering.

The securities described above are being offered by Immune pursuant to its existing “shelf” registration statement (File No. 333-198647) previously declared effective by the Securities and Exchange Commission (“SEC”) on October 28, 2014.

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A final prospectus supplement and an accompanying prospectus describing the terms of the offering will be filed with the SEC. Before investing, you should read the prospectus supplement and the accompanying base prospectus, and other documents that the Company has filed or will file with the SEC, for information about the Company and this offering. Once filed, copies of the final prospectus supplement and the accompanying prospectus may be obtained, when available, by contacting the book-running manager at the following address:

National Securities Corporation

410 Park Ave, 14th Floor

New York, NY 10022

Attn: Kim Addarich

Telephone: (212)-417-8164

Email: prospectusrequest@nationalsecurities.com

Investors may also obtain these documents for no charge by visiting the SEC's website at www.sec.gov.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities of Immune Pharmaceuticals Inc., and shall not constitute an offer, solicitation or sale of any security in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Immune Pharmaceuticals Inc.

Immune Pharmaceuticals Inc. applies a personalized approach to treatment, developing novel, highly targeted antibody therapeutics to improve the lives of patients with inflammatory diseases and cancer.  The Company's lead product candidate, bertilimumab, is in clinical development for moderate to severe Ulcerative Colitis as well as Bullous Pemphigoid, an orphan auto-immune dermatological condition. Immune licensed worldwide rights for systemic indications of bertilimumab from iCo Therapeutics (TSX: ICO; OTCQX: ICOTF) in June 2011, while iCo retained rights to all ophthalmic indications. iCo originally licensed the exclusive world-wide rights to bertilimumab in 2006 from MedImmune, the Global Research and Development Arm of AstraZeneca.  Immune's pipeline also includes NanomAbs®, antibody nanoparticle conjugates, for the targeted delivery of chemotherapeutics, and Amiket™, a Neuropathic Pain drug candidate ready for Phase III. Amiket has received Orphan Drug Designation for Post Herpetic Neuralgia. For more information, visit Immune's website at www.immunepharmaceuticals.com, the content of which is not a part of this press release.

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You are urged to consider statements that include the words “may,” “will,” “would,” “could,” “should,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “anticipates,” “intends,” “continues,” “forecast,” “designed,” “goal” or the negative of those words or other comparable words to be uncertain and forward-looking. Such forward-looking statements include statements that express plans, anticipation, intent, contingency, goals, targets, future development and are otherwise not statements of historical fact. These statements are based on our current expectations and are subject to risks and uncertainties that could cause actual results or developments to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. In addition, such statements, including, but not limited to, Immune’s expectations regarding the completion, timing and size of its proposed public offering, whether expressed or implied, are subject to risks and uncertainties which can cause actual results to differ materially from those currently anticipated due to a number of factors. Factors that may cause actual results or developments to differ materially include, but not limited to: the risks associated with the adequacy of our existing cash resources and our ability to continue as a going concern; the risks associated with our ability to continue to meet our obligations under our existing debt agreements; the risk that clinical trials for bertilimumab or AmiKet™ will not be successful; the risk that bertilimumab, AmiKet™ or compounds arising from our NanomAb® program will not receive regulatory approval or achieve significant commercial success; the risk that we will not be able to find a partner to help conduct the Phase III trials for AmiKet™ on attractive terms, on a timely basis or at all; the risk that our other product candidates that appeared promising in early research and clinical trials do not demonstrate safety and/or efficacy in larger-scale or later-stage clinical trials; the risk that we will not obtain approval to market any of our product candidates; the risks associated with dependence upon key personnel; the risks associated with reliance on collaborative partners and others for further clinical trials, development, manufacturing and commercialization of our product candidates; the cost, delays and uncertainties associated with our scientific research, product development, clinical trials and regulatory approval process; our history of operating losses since our inception; the highly competitive nature of our business; risks associated with litigation; and risks associated with our ability to protect our intellectual property. These factors and other material risks are more fully discussed in our periodic reports, including our reports on Forms 8-K, 10-Q and 10-K and other filings with the U.S. Securities and Exchange Commission. You are urged to carefully review and consider the disclosures found in our filings which are available at www.sec.gov or at www.immunepharmaceuticals.com. You are cautioned not to place undue reliance on any forward-looking statements, any of which could turn out to be wrong due to inaccurate assumptions, unknown risks or uncertainties or other risk factors. We expressly disclaim any obligation to publicly update any forward looking statements contained herein, whether as a result of new information, future events or otherwise, except as required by law.

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